CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement Nos. 333-52956 and 811-07549 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company on Form N-4 of our report dated March 29, 2006 on the financial statements of Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company and our report dated March 27, 2006 on the consolidated financial statements of Great-West Life & Annuity Insurance Company appearing in the Statement of Additional Information, which is part of the Registration Statements.

We also consent to the reference to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in the Prospectus and under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statements.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
April 26, 2006